QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.01

Consent of Independent Auditors

The Board of Directors
Ocular Sciences, Inc.:

        We consent to the incorporation by reference in registration statements (No. 333-88468, No. 333-65546, No. 333-62480, No. 333-82187, and No. 333-32999) on Form S-8 of Ocular Sciences, Inc. of our reports dated February 12, 2003, with respect to the consolidated balance sheets of Ocular Sciences, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which reports appear in the December 31, 2002 annual report on Form 10-K of Ocular Sciences, Inc.

        Our reports refer to a change in the method of accounting for goodwill and other intangible assets.

                      KPMG LLP

San Francisco, California
March 25, 2003

QuickLinks

Consent of Independent Auditors